Tonner-One World Holdings, Inc. 3.0
@TonnerOWInc

$TONR

Debt Reduction Update:

As of 4:17 pm yesterday, I was successful in negotiating a complete elimination of $175,000 of interest accrued on a $175,000 convertible note from 2015.

8k will be filed today.

More to come.

Corinda J. Melton
CEO
Tonner-One World Holdings, Inc.

8:36 AM · Sep 13, 2022 · Twitter Web App